Exhibit 23.4

Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Kraft Heinz Company of our report dated February 19, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Kraft Foods Group, Inc., which appears in The Kraft Heinz Company’s Current Report on Form 8-K dated July 2, 2015.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

June 29, 2015